Exhibit 10.26

WORKING CAPITAL LOAN AGREEMENT

This Working Capital Loan Agreement (this “Agreement”) is entered into as of July 22, 2026 (the “Effective Date”), by and between:

LENDER

GV Assets Holdings Limited (Company No. 2188841), a company incorporated in British Virgin Islands with its registered address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. (the “Lender”);

and

BORROWER

Goodvision AI Inc. (Company No. 427064), an exempted company incorporated under the laws of the Cayman Islands with its registered office at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the “Borrower”).

The Lender and the Borrower are each referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS:

(A) The Borrower is a holding company and conducts its business through its subsidiaries, which are engaged in AI technology services and related commercial operations;

(B) The Borrower requires additional working capital and funding for general corporate purposes in connection with its business operations; and

(C) The Lender has agreed to make available a short-term loan to the Borrower upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1. LOAN FACILITY

1.1 Subject to the terms and conditions of this Agreement, the Lender hereby agrees to make available to the Borrower a loan facility in the principal amount of US$250,000 (the “Loan”).

1.2 The Borrower hereby agrees to borrow the Loan from the Lender and to repay the Loan in accordance with the terms of this Agreement.

2. PURPOSE OF THE LOAN

2.1 The Borrower hereby undertakes that the proceeds of the Loan shall be applied solely for working capital and general corporate purposes in connection with its business operations.

2.2 The Borrower shall not apply any part of the Loan toward any unlawful purpose or any activity prohibited under applicable law.

3. DISBURSEMENT

3.1 Subject to this Agreement, the Lender shall disburse the Loan to the bank account designated by the Borrower.

3.2 The Loan shall be deemed disbursed on the date the funds are credited to the Borrower’s designated account.

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4. TERM

4.1 The term of the Loan shall commence on the date of disbursement and shall continue for a period of six (6) months (the “Term”), unless earlier repaid in accordance with this Agreement.

4.2 The Parties may extend the Term by mutual written agreement.

5. INTEREST

5.1 The outstanding principal amount of the Loan shall bear interest at the rate of two percent (2%) per annum.

5.2 Interest shall accrue on a daily basis from the date of disbursement until the date on which the Loan is repaid in full.

5.3 Interest shall be calculated on a simple, non-compounding basis using a 365-day year and the actual number of days elapsed.

6. REPAYMENT

6.1 The Borrower shall repay the entire outstanding principal amount of the Loan together with all accrued and unpaid interest on or before the last day of the Term (the “Maturity Date”).

6.2 Repayment shall be made to such bank account as may be designated by the Lender in writing from time to time.

6.3 The Borrower may prepay all or any portion of the Loan at any time without premium, penalty or additional charge.

6.4 Any amount not paid when due under this Agreement shall continue to bear interest at the rate specified in Clause 5 until paid in full.

7. SOURCE OF REPAYMENT

7.1 The Parties acknowledge that the Loan is being provided to support the Borrower’s working capital requirements and general corporate purposes.

7.2 The Borrower currently expects to repay the Loan primarily from funds generated by the business activities of the Borrower and its subsidiaries, including revenues generated by the Borrower’s subsidiaries from AI technology services and related commercial operations.

7.3 Nothing in this Clause shall be construed as restricting the Borrower from repaying the Loan from any lawful source of funds available to it.

8. REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that:

(a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

(b) it has full corporate power, authority and capacity to enter into, execute and perform its obligations under this Agreement;

(c) this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms; and

(d) the execution, delivery and performance of this Agreement do not violate any applicable law, regulation, court order, constitutional document or contractual obligation binding upon such Party.

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9. COMPLIANCE WITH LAWS

9.1 Each Party shall comply with all applicable laws and regulations in connection with this Agreement.

9.2 Without limiting the foregoing, each Party shall comply with all applicable anti-money laundering, anti-corruption, anti-bribery and sanctions laws and regulations.

9.3 The Borrower shall not knowingly use the proceeds of the Loan in any manner that would cause either Party to violate any applicable sanctions law.

10. EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default:

(a) the Borrower fails to repay any principal or interest when due and such failure continues for ten (10) Business Days after written notice from the Lender;

(b) any representation or warranty made by the Borrower under this Agreement proves to have been materially inaccurate when made; or

(c) the Borrower becomes insolvent, enters liquidation, commences bankruptcy proceedings, or ceases to carry on its business.

Upon the occurrence of an Event of Default, the Lender may declare all outstanding amounts under this Agreement immediately due and payable.

11. GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of Hong Kong.

12. DISPUTE RESOLUTION

12.1 The Parties shall first attempt in good faith to resolve any dispute arising out of or in connection with this Agreement through amicable negotiations.

12.2 Any dispute not resolved within thirty (30) days shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

12.3 The seat of arbitration shall be Hong Kong.

12.4 The language of the arbitration shall be English.

12.5 The arbitral award shall be final and binding upon the Parties.

13. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations, understandings and agreements, whether oral or written.

14. AMENDMENTS

No amendment, modification or waiver of any provision of this Agreement shall be effective unless made in writing and signed by duly authorized representatives of both Parties.

15. COUNTERPARTS AND ELECTRONIC SIGNATURES

15.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

15.2 Signatures delivered electronically, including by PDF, DocuSign or other electronic signature platform, shall be deemed original signatures and shall have the same legal force and effect as manually executed signatures.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date first written above.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

LENDER

Company: GV Assets Holdings Limited

By:	/s/ Yushan Zheng
Name:	Yushan Zheng
Title:	Director
Date:	July 22, 2026

BORROWER

Company: Goodvision AI Inc.

By:	/s/ Yi Wang
Name:	Yi Wang
Title:	Director
Date:	July 22, 2026

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